Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	1.9300%	83,700,000.00	24,366,739.50	39,895.91	984,627.62	0.00	984,627.62	1,024,523.53	23,382,111.88
Factors per Thousand				0.47665364	11.76377085		11.76377085	12.24042449	279.35617539
B	2.3500%	6,300,000.00	1,834,055.60	3,656.40	74,111.75	0.00	74,111.75	77,768.15	1,759,943.85
Factors per Thousand				0.58038095	11.76376984		11.76376984	12.34415079	279.35616667
Pool		90,000,000.00	26,200,795.10	43,552.31	1,058,739.37	0.00	1,058,739.37	1,102,291.68	25,142,055.73
Totals				0.48391456	11.76377078		11.76377078	12.24768533	279.35617478

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	39,189.90	706.01	39,895.91	1.9300%	0.00
B	3,591.60	64.80	3,656.40	2.3500%	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

Schedule of Remittance

Aggregate Amount Received	1,404,231.79
Amount Available in the Spread Account	1,710,932.40
Interest Earnings on Spread Account	1,004.90
Monthly Advances	0.00
(Servicing Fee) *	(29,960.43)
(Premium Protection Fee)	(31,452.78)
(Unreimbursed Monthly Advances)	0.00

Available Funds	3,054,755.88

Bond Interest Distributed	43,552.31
Bond Principal Distributed	1,058,739.37
Escrow Fee	1,310.04
Specified Spread Account Requirement	1,717,343.10
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	233,811.06

3,054,755.88

Collateral Information

Aggregate Beginning Principal Balance of Loans		26,200,795.10
Aggregate Ending Principal Balance of Loans		25,142,055.73
Principal Prepayments (Number / Amount)	3	859,374.90
Curtailments		1,868.15
Excess and Monthly Payments		197,496.32
Recoveries on Previous Realized Losses		112,151.13
Interest Received		233,341.29
Amount of Monthly Advance		0.00
Compensating Interest		178.91
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	5,857,545.89
Specified Spread Account Requirement		1,717,343.10
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,951,154.16
Excess Spread / Extra Interest	78,855.76	84,525.90
Weighted Average SBA Loan Interest Rate		6.3252%
Weighted Average Maturity		156.791
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$31,168.90

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

Exhibit K

Outstanding Balance — Pool	25,142,055.73
# Accounts	330

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	18	1,500,546.87	5.968%
Delinquent 30-59 Days	1	47,058.03	0.187%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	3	133,376.56	0.530%
Delinquent 180-719	2	290,026.57	1.154%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	24	1,971,008.03	7.839%

Outstanding Balance — Gross	86,621,142.41
# Accounts	330

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	18	5,403,556.54	6.238%
Delinquent 30-59 Days	1	188,231.75	0.217%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	3	533,505.28	0.616%
Delinquent 180-719	2	875,247.78	1.010%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	24	7,000,541.35	8.081%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class B	Pool
(ii)		291	291	291
(iii)		0	0	10
(iv)		0	0	0
(v)		0	0	2
(x) (a&b)	(i )	0	1	0
	(ii)	0	0	0
	(iii)	0	0	0
	total	0	1	0
(x) (c&d)	(i )	12	12	12
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v )	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	12	12	12
(xii)		279	279	279

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson
Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300